UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

TIGERLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-16449	94-3046892
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

25A Technology Drive

Irvine, CA 92618

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (949) 442-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On February 25, 2009, at the 2009 Annual Meeting of Stockholders of TigerLogic Corporation (the “Company”), the Company’s stockholders approved the Company’s 2009 Equity Incentive Plan (the “2009 Plan”). The Company’s Board of Directors (the “Board”) approved the 2009 Plan on January 13, 2009, subject to stockholder approval.

The 2009 Plan contains the following material provisions:

•

Background: The 2009 Plan permits the grant of incentive stock options, nonqualified stock options, and restricted stock to help the Company achieve its employee performance, recruiting, retention and incentive goals.

•	Administration of the 2009 Plan: The 2009 Plan may be administered by the Board or a committee of the Board (collectively, the “Administrator”).

•

Eligible Recipients of Awards: The Administrator selects the employees, consultants, and directors who will be granted awards under the 2009 Plan. The actual number of individuals who will receive awards cannot be determined in advance because the Administrator has the discretion to select the participants.

•

Shares Reserved Under the 2009 Plan: The number of shares of the Company’s Common Stock initially reserved for issuance under the 2009 Plan will be 800,925 shares plus up to 2,958,296 additional shares that, (a) as of January 11, 2009, have been reserved but not issued pursuant to any awards granted under the Company’s 1999 Stock Plan (the “1999 Plan”) and are not subject to any awards granted thereunder, or (b) are subject to awards granted under the 1999 Plan that otherwise would have been returned to the 1999 Plan on account of the expiration, cancellation or forfeiture of awards granted under such plan. In addition, the share reserve will annually increase until the termination of the 2009 Plan by an amount of shares equal to the lesser of (i) 3% of the Company’s total outstanding shares on the last day of each fiscal year of the Company, (ii) 2,000,000 or (iii) such lesser amount as determined in the sole and absolute discretion of the Board.

•	Term of 2009 Plan: Unless terminated earlier, the 2009 Plan will continue in effect for a term of ten (10) years from the date adopted by the Board.

A more detailed summary of the 2009 Plan is set forth in the Company’s proxy statement for its 2009 Annual Meeting of Stockholders (the “Proxy Statement”), filed with the Securities and Exchange Commission on January 23, 2009. The foregoing summary and the summary contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2009 Plan and the form of stock option agreement thereunder, which are filed as Exhibit 10.1 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	TigerLogic Corporation 2009 Equity Incentive Plan and form of stock option agreement thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGERLOGIC CORPORATION

Dated: February 26, 2009	By:	/s/ Thomas Lim
Thomas Lim
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	TigerLogic Corporation 2009 Equity Incentive Plan and form of stock option agreement thereunder.